                                                                Exhibit 10.40

                                                                 EXECUTION COPY

                      DISTRIBUTION AND OPERATING AGREEMENT

         THIS DISTRIBUTION AND OPERATING AGREEMENT (this "AGREEMENT") is dated as of January 7, 2000, between ATM SERVICE, LTD., a New York corporation ("ATM"), and INTERCOMMERCE CHINA, LLC, a Delaware limited liability company ("ICC").

                                    RECITALS

         A. ICC is party to certain agreements and relationships with the China Product TradeNet Center, a Chinese government agency responsible for managing overstocked inventory in Chinese state-owned factories throughout China ("CPTNC").

         B. ATM is in the business of assisting entities optimize their return on current products, excess assets, excess plant capacity and production time, and discontinued and obsolete merchandise of all kinds. ATM utilizes its website ATMCenter.com has a comprehensive e-commerce solution together with proprietary Internet software and traditional off-line asset recovery talent and techniques to allow its clients achieve the above.

         C. ATM is a subsidiary of WorldWide Web NetworX Corporation, a member of ICC.

         NOW THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         SECTION 1. SERVICES TO BE PROVIDED BY ATM

         1.1 APPOINTMENT AS AGENT. Subject to Section 6 hereof, ICC hereby irrevocably appoints ATM as its exclusive agent to distribute and sell Products during the Term and ATM hereby accepts such appointment. ATM is authorized to act on behalf of ICC for all purposes relating to the distribution and sale of Products, including without limitation, (a) being responsible for all decisions relating to the distribution and sale of Products, (b) maintaining such bank accounts as it deems necessary, (c) obtaining such short-term credit as it deems necessary, and (d) acting on behalf of ICC for all other purposes relating to the distribution and sale of Products except as ATM may require ICC to act in connection therewith.

         1.2 SERVICES. (a) ICC hereby grants ATM the exclusive right during the Term to distribute and sell all the merchandise, equipment, goods, and other products (collectively, "PRODUCTS") that ICC or its affiliates, may from time to time receive, sell, or distribute from or to the Republic of China under any agreements with CPTNC ("CPTNC AGREEMENTS"), and (b) ICC agrees that ATMCenter.com is the exclusive e-commerce enabler for the distribution and sale of Products during the Term. Subject to its availability on commercially reasonable terms, ATM agrees to maintain product liability insurance in commercially reasonable amounts. ICC has


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heretofore provided to ATM true and complete copies of all CPTNC Agreements in effect on the date of this Agreement and will provide promptly upon execution true and complete copies of each CPTNC Agreement hereafter entered into during the Term. ATM and ICC acknowledge and agree that the proposed transaction between ATM and CPTNC outlined in the term sheet attached hereto as Exhibit A shall for all purposes of this Agreement be deemed a CPTNC Agreement.

         1.3. STANDARD OF PERFORMANCE. ATM shall distribute and sell Products in accordance with applicable industry standards and applicable laws and regulations, and shall maintain in full force and effect all material licenses and other permits necessary for the performance of ATM's obligations hereunder and shall use commercially reasonable efforts to maximize the proceeds of sales of Products distributed and sold hereunder.

         SECTION 2.  BUDGETS, FEES, AND EXPENSES

         2.1 ATM EXPENSES. ATM will deduct its operating expenses from any Available Proceeds (as defined below) of sales of Products. ATM's expenses will include, but not be limited to, the following: direct and allocated salaries, travel costs and applicable overhead allocations related to the distribution and sale of Products (collectively, "ATM EXPENSES").

         2.2 FEES. In consideration for performing its obligations hereunder, ATM will receive (collectively, "FEES"): First, (a) a transaction fee equal to 10% of gross profits calculated as the difference between (x) proceeds from sales of Products ("SALES PROCEEDS")and (y) the sum of (i) the purchase price of Products sold payable to CPTNC under the applicable CPTNC Agreement; (ii) expenses relating to the receipt, distribution and delivery of Products sold, including, without limitation, shipping, warehousing, insurance premiums, financing costs and third-party commissions, if any, ("DISTRIBUTION EXPENSES"; the difference between Sales Proceeds and the sum of the Purchase Price and Distribution Expenses being hereinafter referred to as "NET PROCEEDS") and (iii) any amounts payable to CPTNC out of Net Proceeds (the difference between Net Proceeds and the amount described in clause (iii) is referred to as "AVAILABLE PROCEEDS") and then (b) a service fee equal to 50% of Distributable Profits. For purposes of this Agreement, "DISTRIBUTABLE PROFITS" means the difference between
(x) Available Proceeds and (y) ATM Expenses.

         2.3 OPERATING BUDGET. ICC will fund an agreed upon annual budget ("OPERATING BUDGET") to be maintained in an account to be used by ATM in accordance with such Operating Budget. Variations from the Operating Budget in excess of acceptable variances set forth therein must be approved by ICC.

         SECTION 3.        PROCEDURES; REPORTING

         3.1 PRODUCT TRANSACTIONS. From time to time as ICC obtains Products or CPTNC has Products available to ICC, ICC or CPTNC, as applicable will notify ATM of the details of such Products. Such details shall include written descriptions of such Products in sufficient detail and quantities so that ATM may assess the potential market for such Products. ATM will thereafter inform ICC or CPTNC, as applicable, whether it is willing to distribute or sell such Products and


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provide reasonable and customary instructions for shipping, inventories, and other necessary details, including without limitation, payment terms. If ATM declines to distribute and sell any Products pursuant to this Section 3.1 ("DECLINED PRODUCTS"), ICC shall be permitted to make other arrangements with any person for the distribution and sale of such Declined Products.

         3.2 FREE OF ENCUMBRANCES. ICC represents and warrants to ATM that at the time of delivery of any Products to ATM, all Products provided to ATM will be free and clear from any liens, security interests, or other encumbrances created by ICC and that ATM's right to the sale and distribution of such Products is not restricted, limited, or qualified in any way by any agreement to which ICC is a party or by which it may be bound.

         3.3 REPORTING. ATM will provide monthly reports reasonably satisfactory to CPTNC and ICC detailing Products held in inventory by ATM pursuant to this Agreement, sales of Products pursuant to this Agreement, Expenses relating to sales of Products pursuant to this Agreement, and amounts that may be due.

         3.4 REMITTANCES TO ICC. ATM shall remit the proceeds from sales of Products under this Agreement less Expenses and Fees to ICC and CPTNC within 10 days after delivery of the monthly reports described in Section 3.3.

         3.5 INSPECTION AND AUDIT RIGHTS. ICC, during normal business hours and with reasonable notice, may (i) inspect any and all Products held by ATM pursuant to this Agreement and (ii) with or without the assistance of outside consultants, inspect, examine, or audit the books and records of ATM relating to the transactions contemplated by this Agreement. ICC shall bear the costs of any such inspection, examination, or audit of Products, books, or records if the results thereof demonstrate ATM's compliance with its obligations hereunder by at least 90% ("MATERIAL COMPLIANCE"). If the results of such inspection, examination or audit demonstrate that ATM has not achieved Material Compliance with its obligations hereunder, ATM shall bear the costs thereof.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF ICC

         ICC hereby represents and warrants to ATM as follows:

         4.1 ORGANIZATION AND GOOD STANDING. ICC is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         4.2 LITIGATION.

                  (a) there is no dispute, claim, action, suit, proceeding, arbitration, or governmental investigation, either administrative or judicial, pending, or to the knowledge of ICC threatened, against ICC or CPTNC or their affiliates, officers, directors, members, or agents in connection with the business of ICC, the matters covered by this Agreement, or questioning the validity of this Agreement, or any CPTNC Agreement; and



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                  (b) ICC is not in default with respect to any order, writ, injunction, or decree of any court or governmental department, commission, board, bureau, agency, or instrumentality, which involves the possibility of any judgment or liability which may result in any material adverse effect on the parties to or matters covered by this Agreement.

         4.3 COMPLIANCE WITH LAWS. ICC has complied with and is not in default under, or in violation of, any law, ordinance, rule, regulation, or order (including, without limitation, any environmental, safety, employee benefit, health, or price or wage control law, ordinance, rule, regulation, or order) applicable to the matters covered by this Agreement which materially adversely affect or, so far as ICC can now foresee, may in the future materially adversely affect, the matters covered by this Agreement.

         4.4 AUTHORIZATION; NON-CONTRAVENTION. The execution and delivery of this Agreement, and the actions contemplated hereby have been duly authorized, including, with respect to ICC, by all necessary action of its Manager and Members and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein by ICC constitutes a violation or breach of applicable law or any contract or instrument to which ICC is a party or by which it is bound, or any order, writ, injunction, decree, or judgment applicable to it, or constitutes a default (or would but for the giving of notice or lapse of time or both, constitute a default) under any contract or instrument to which ICC is a party or by which it or they are bound, or conflicts with or violates any provision of the Articles of Organization of ICC. Without limiting the generality of the foregoing provisions, the execution and delivery by ICC of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation or default or give to any other person any rights, including rights of termination, cancellation, or acceleration under any applicable law, rule, or regulation, any agreement, instrument, or policy to which ICC is a party or may be bound, (ii) result in any judgment, order, injunction, decree, or ruling of any court or governmental authority to which ICC is a party or subject, or (iii) require any authorization, consent, approval, exemption, or other action by any court or administrative or governmental body which has not been obtained or any notice to or filing with any court or administrative or governmental body which has not been given or done. This Agreement has been duly executed and delivered by ICC and constitutes the legal, valid and binding obligation of ICC enforceable in accordance with its terms.

         4.5 CONSENTS. No consent, waiver, approval, order, permit, or authorization of, or declaration or filing with, or notification to, any person, entity, or governmental body is required on the part of ICC in connection with the execution and delivery by ICC of this Agreement, or the compliance by ICC with any of the provisions hereof.

         4.6 DISCLOSURE. No representation or warranty by ICC in this Agreement or in any other Exhibit, Schedule, list, certificate, or document delivered pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein and therein not misleading.

         4.7 FOREIGN CORRUPT PRACTICES ACT. Neither ICC nor any of its affiliates has engaged in any conduct with respect to the transactions contemplated by this Agreement that would constitute a violation of any provision of The United States Foreign Corrupt Practices Act



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("FCPA") or any other applicable national, federal, state, provincial, and local laws, ordinances and regulations of similar scope or purpose of the United
States of America, the Republic of China, and any other country in which activities related to the transactions contemplated by this Agreement are being carried out.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF ATM

         ATM hereby represents and warrants to ICC as follows:

         5.1 ORGANIZATION AND GOOD STANDING. ATM is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York.

         5.2 LITIGATION.

                  (a) there is no dispute, claim, action, suit, proceeding, arbitration, or governmental investigation, either administrative or judicial, pending, or to the knowledge of ATM threatened, against ATM or its affiliates, officers, directors, or agents in connection with the matters covered by this Agreement, or questioning the validity of this Agreement; and

                  (b) ATM is not in default with respect to any order, writ, injunction, or decree of any court or governmental department, commission, board, bureau, agency, or instrumentality, which involves the possibility of any judgment or liability which may result in any material adverse effect on the parties to or matters covered by this Agreement.

         5.3 COMPLIANCE WITH LAWS. ATM has complied with and is not in default under, or in violation of, any law, ordinance, rule, regulation, or order (including, without limitation, any environmental, safety, employee benefit, health, or price or wage control law, ordinance, rule, regulation, or order) applicable to the matters covered by this Agreement which materially adversely affect or, so far as ATM can now foresee, may in the future materially adversely affect, the matters covered by this Agreement.

         5.4 AUTHORIZATION. The execution and delivery of this Agreement and other actions contemplated hereby have been duly authorized by all necessary action of the Boards of Director and shareholders of ATM, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein by ATM constitutes a violation or breach of applicable law or any contract or instrument to which ATM is a party or is bound, or any order, writ, injunction, decree, or judgment applicable to it, or constitutes a default (or would but for the giving of notice or lapse of time or both, constitute a default) under any contract or instrument to which ATM is a party or by which it is bound, or conflicts with or violates any provision of the Articles of Incorporation or By-Laws of ATM. Without limiting the generality of the foregoing provisions, the execution and delivery by ATM of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation or default or give to any other person any rights, including rights of termination, cancellation or acceleration under any applicable law, rule, or regulation, any agreement, instrument, or policy to which ATM is a party or may be bound, (ii) result in any judgment, order, injunction, decree, or ruling of any court or governmental authority to which it is a party or subject or (iii) require



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any authorization, consent, approval, exemption, or other action by any court or administrative or governmental body which has not been obtained or any notice to or filing with any court or administrative or governmental body which has not been given or done. This Agreement has been duly executed and delivered by ATM and constitutes the legal, valid, and binding obligation of ATM enforceable in accordance with its terms.

         5.5 CONSENTS. No consent, waiver, approval, order, permit, or authorization of, or declaration or filing with, or notification to, any person, entity or governmental body is required on the part of ATM in connection with the execution and delivery by ATM of this Agreement, or the compliance by ATM with any of the provisions hereof.

         5.6 DISCLOSURE. No representation or warranty by ATM in this Agreement or in any other Exhibit, Schedule, list, certificate or document delivered pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein and therein not misleading.

         5.7 FOREIGN CORRUPT PRACTICES ACT. Neither ATM nor any of its affiliates has engaged in any conduct with respect to the transactions contemplated by this Agreement that would constitute a violation of any provision of FCPA or any other applicable national, federal, state, provincial, and local laws, ordinances and regulations of similar scope or purpose of the United States of America, the Republic of China, and any other country in which activities related to the transactions contemplated by this Agreement are being carried out.


         SECTION 6. TERM AND TERMINATION

         6.1 TERM. The "TERM" of this Agreement shall be from the date first written above and continuing for a period of 10 years, unless earlier terminated in accordance with Section 6.2 hereof.

         6.2 TERMINATION UPON DEFAULT. Each party ("PERFORMING PARTY") may terminate this Agreement upon 30 days' prior written notice to the other party ("NON-PERFORMING PARTY") if:

                  (a) any representation or warranty of the Non-Performing Party was untrue or incorrect in any material respect at the time made or deemed made hereunder;

                  (b) the Non Performing Party has committed a material breach of its obligations under this Agreement and fails to cure such breach with 30 days after receipt of written notice from the Performing Party or, if such breach is not reasonably curable within such 30 day period, the Non-Performing Party fails to commence a cure of such breach within such 30 day period and to pursue diligently such cure until completion; or

                  (c) a petition is filed or a proceeding is otherwise commenced by the Non-Performing Party for its liquidation, reorganization or other arrangement under any provision of any bankruptcy or similar law or code; or



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                  (d) an involuntary petition is filed or other involuntary
proceeding is commenced against the Non-Performing Party seeking it liquidation, reorganization or other arrangement under any provision of any bankruptcy or similar law or code and such involuntary petition or proceeding is not dismissed within 90 days.

         Termination of this Agreement pursuant to this Section 6.2 shall not affect or limit the Performing Party's right to seek other remedies otherwise available to it at law or in equity as a result of the Non-Performing Party's breach of this Agreement.

         6.3. OTHER TERMINATION RIGHTS. Either party may terminate this Agreement upon 30 days' prior written notice (or such shorter notice or without notice so may be required by law) if the performance by either party of any material obligation hereunder is finally determined or mutually agreed to be unlawful as a result of the enactment after the date of this Agreement of any federal, state, local or foreign law, rule or regulation. Termination of this Agreement pursuant to this Section 6.3 shall be the sole and exclusive remedy of the parties (other than with respect to lawful obligations arising prior to the date of any such termination) and no party shall have any further ability or liability to the other party hereunder from and after the date of such termination

         SECTION 7. INDEMNIFICATION

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by any party in this Agreement or in any certificate delivered pursuant hereto shall survive for a period of 1 year after the end of the Term.

         7.2 INDEMNIFICATION. Each party shall defend, indemnify and hold the other party harmless from and against all actual or potential claims, demands, liabilities, damages, losses and out-of-pocket expenses including reasonable attorneys' fees whether or not reduced to judgment, order, or award, caused by or arising out of (i) the breach of any covenant or agreement of it in this Agreement or in any certificate delivered by it or them pursuant hereto, or (ii) the failure of any representations or warranties made by it in this Agreement or in any certificate delivered by it or them pursuant hereto to have been true and correct when made and on and as of the date of delivery of any documents pursuant to this Agreement.

         7.3 NOTICE OF INDEMNIFICATION. In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any person or entity in respect of which payment may be sought by one party hereto from another party under the provisions of this Section 7, the party seeking indemnification (the "INDEMNITEE") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "INDEMNITOR"); provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided in this Section shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor shall have been prejudiced by such failure. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state in reasonable detail the representation, warranty or covenant with respect to which the claim is made, the facts giving



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rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

         7.5 INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS. Except as otherwise provided herein, in the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor shall be entitled to assume the defense thereof, at the Indemnitor's sole expense. If the Indemnitor assumes the defense of any legal proceeding, it will not settle the legal proceeding without the prior written consent of the Indemnitee (which shall not be unreasonably withheld or delayed). The Indemnitee shall cooperate in all reasonable respects with the Indemnitor and its attorneys in the investigation, trial, and defense of any legal proceeding and any appeal arising therefrom (including the filing in the Indemnitee's name of appropriate cross claims and counterclaims). The Indemnitee may, at its own cost, participate in any investigation, trial, and defense of such legal proceeding controlled by the Indemnitor and any appeal arising therefrom. If after receipt of a written notice pursuant to Section 9.4 hereof, the Indemnitor does not undertake to defend any such legal proceeding, the Indemnitee may, but shall have no obligation to, contest or defend against any legal proceeding and the Indemnitor shall be bound by the result obtained with respect thereto by the Indemnitee (including, without limitation, the settlement thereof without the consent of the Indemnitor). If there are one or more legal defenses available to the Indemnitee that conflict with those available to the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor, to assume the defense of the legal proceeding; provided, however, that in any event the Indemnitee may not settle such legal proceeding without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. As used herein, a "legal proceeding" includes any judicial, administrative, or arbitral action, suit, proceeding (public or private), claim, or governmental proceeding.

         7.6 PAYMENT OF INDEMNIFICATION AMOUNTS. Amounts payable by the Indemnitor to the Indemnitee in respect of any claims hereunder shall be payable by the Indemnitor as incurred by the Indemnitee.

         7.7 RIGHT OF SUCCESSORS TO ENFORCE. The parties agree that the provisions of this Section 7 shall inure to the benefit of, and may be enforced by, any successor to the interests of the respective party (by assignment, merger, operation of law, or otherwise, and regardless of whether such successor acquires such interests directly from the respective party) ("SUCCESSORS"), to the same extent as if the representations, warranties, covenants, and agreements contained in this Agreement had been made directly to such Successor. The parties further agree that each shall execute and deliver to any Successor such further agreements, instruments or other documents as may be reasonably required to affirm the obligations of and the rights of such Successor hereunder.

         SECTION 8.    COMPETITION; CONFIDENTIALITY

         8.1      TRADE SECRETS/NON-COMPETITION.

                  (a) Each of the parties, and their affiliates, officers, directors, members, or agents shall not at any time use for its or their own benefit, or divulge to any other person, firm or corporation, any Confidential Information or trade secrets relating in any way to the other



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party's business. For the purposes hereof, the term "CONFIDENTIAL INFORMATION"
means any and all information related to the customers, buyers, sellers, and marketing relationships, and business and financial information of the respective business.

                  (b) ATM covenants and agrees that, except as required in the performance of duties set forth in this Agreement or any other written agreement between the parties hereto, it will not compete for ICC's business with CPTNC, but may take actions as may be necessary to enhance the CPTNC/ICC/ATM relationship for the benefit of the members and with respect to this venture, specifically. Except as expressly set forth in the immediately preceding sentence, no party shall be prohibited or otherwise limited by this Agreement from competing, or participating in any entity that may compete, with, directly or indirectly, the business of the other party.

                  (c) The parties agree that any violation of any of the covenants in this Section would cause substantial and irreparable injury to the other party, whereupon the violating party may be enjoined from any breach or threatened breach thereof in addition to, but not in limitation of, any of the rights or remedies to which the injured party is or may be entitled to at law or in equity or under this Agreement.

                  (d) The parties agree that the limitations set forth above are reasonable in time and geographic scope, and if any provision hereof is held invalid or unenforceable, the remainder shall nevertheless remain in full force and effect. In particular, the parties agree that if any court of competent jurisdiction shall determine that the duration or geographical limit of the foregoing non-competition covenant is invalid, unreasonable or unenforceable, it is the intention of the parties that it shall not be terminated thereby but shall be deemed to have been amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the jurisdiction of the court making such adjudication.

                  (e) Except as otherwise required by law, each party shall consult with the other party prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby and shall not issue any such announcement, statement or other disclosure without the prior written consent of the other party.

         SECTION 9. MISCELLANEOUS

         9.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. THE PARTIES HERETO AGREE THAT JURISDICTION SHALL BE PROPER IN THE COURTS OF THE STATE OF NEW YORK AND CONSENT TO JURISDICTION AND VENUE THEREIN.

         9.2 ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written approval of the other party. To the extent applicable, this Agreement shall be binding upon, and inure to the benefit of, the parties, and their respective heirs, personal representatives, successors and assigns.



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         9.3 HEADINGS FOR REFERENCE ONLY. The section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to modify or limit the provisions of this Agreement.

9.4 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered by confirmed fax, personally, or by recognized overnight courier, or four days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):


         If to ATM:        ATM Service, Ltd.
                           220 White Plains Road
                           Tarrytown, NY 10591
                           Attention:  Warren Rothstein
                           Fax no. (914) 631-6500


         If to ICC:        InterCommerce China, LLC
                           c/o ICES Enterprises, Inc.
                           18 West 18th Street
                           New York, NY  10010
                           Attention:  Henry Kauftheil
                           Fax no. (212) 647-8900

         9.5 ENTIRE AGREEMENT AND AMENDMENT. This document and the Exhibits and Schedules hereto contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior or contemporaneous agreements, understandings, representations and warranties between the parties and may not be amended except by written instrument executed by the parties hereto.

         9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.7 TRANSACTION CURRENCY. Unless the transaction otherwise necessitates, all calculations made hereunder will be made in U.S. Dollars and all payments hereunder will be in U.S. Dollars.

         9.8. ARBITRATION. Any dispute between the parties hereunder will, upon the written request of either party, be submitted to arbitration in accordance with the rules of commercial arbitration of the American Arbitration Association ("AAA"). Arbitration will take place in New York, New York and will be conducted in the English language before one arbitrator chosen by the AAA. Fees of the arbitrator and the costs and expenses of the proceeding will be assessed as determined by the arbitrator. The decision of the arbitrator shall be final and binding upon the



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parties. Each party will continue to perform diligently its obligations under this Agreement during the pendency of any disputes or arbitration proceedings.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.



                                        ATM SERVICE, LTD.



                                        By: //S//  WARREN ROTHSTEIN
                                           -------------------------------
                                           Name:  Warren Rothstein
                                           Title:  Chairman





                                        INTERCOMMERCE CHINA, LLC



                                        By:  //S//  HENRY KAUFTHEIL
                                           -------------------------------
                                           Name:  Henry Kauftheil
                                           Title:  Manager



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